UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2023

RAYTHEON TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Wilson Blvd.,
Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code)
(781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Refusal of Director to stand for re-election

On February 17, 2023, Margaret L. O’Sullivan informed Raytheon Technologies Corporation (the “Company”) of her intention not to seek re-election as a member of the Board of Directors of the Company (the “Board”) at the 2023 Annual Meeting of Stockholders due to the additional demands on her time resulting from her recently announced appointment.  Dr. O’Sullivan will continue as a member of the Board until the 2023 Annual Meeting.  Dr. O’Sullivan has been a distinguished member of, and has provided significant contributions and guidance to, the Board.  Dr. O’Sullivan’s departure from the Board is not a result of any disagreement with the Company.  In connection with Dr. O’Sullivan’s departure, the Board will decrease its size from fourteen to thirteen directors effective upon completion of Dr. O’Sullivan’s term as a director.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION

Date: February 21, 2023	By:	/s/ Ramsaran Maharajh
Ramsaran Maharajh
Executive Vice President & General Counsel